Exhibit 23.3

                         Houlihan Lokey Howard & Zukin
                                 [Letterhead]


March  27,  1997


Mr.  John  Gray
Executive  Vice  President
Club  Corporation  International
3030  LBJ  Freeway,  Suite  500
Dallas,  TX    75234-7703

Dear  Mr.  Gray:

We hereby consent to the references to our firm that appear in the Form 10-K for Club Corporation International for the fiscal year ended December 31, 1996, relating to our independent confirmation of the fair market value of the common stock, and to the incorporation by reference in the registration statement (Nos. 33-96568, 33-89818, and 333-08041) on Form S-8 of Club
Corporation  International.

                         /s/HOULIHAN,  LOKEY,  HOWARD  &  ZUKIN,  INC.